UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2006
Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	000-51239	30-0288470

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:              (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.
The registrant entered into amended employment agreements with certain of its executive officers, including all those officers identified as named executive officers in the registrant’s proxy statement dated July 3, 2006. The amendments generally change the former long term, three-year contracts into one-year contracts renewable at the discretion of the registrant’s Human Resources Committee each year with at least 60 days prior written notice. The initial term of these contracts expires December 31, 2007. The contracts are otherwise unchanged from those previously reported.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKVILLE FINANCIAL, INC.
By:	/s/ Gregory A. White
Gregory A. White
SVP/Chief Financial Officer

Date: December 28, 2006

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